UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2020

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In response to the impacts of the COVID-19 pandemic upon the business of Charles & Colvard, Ltd. (the “Company”), on April 9, 2020, the Company entered into amendments (the “Amendments”) to the employment agreements of each of Suzanne Miglucci (the Company’s Chief Executive Officer), Clint J. Pete (the Company’s Chief Financial Officer), and Don O’Connell (the Company’s Chief Operating Officer) (collectively, the “Executives”), pursuant to which the Executives’ base salaries will be reduced by 25%, 15%, and 15%, respectively, beginning April 13, 2020 and ending on June 30, 2020. The Executives will not be entitled to any back pay for the period of time that their base salaries are reduced.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 9, 2020, the Company issued a press release providing an update on actions being implemented in response to the COVID-19 pandemic, including (1) deploying a work from home policy for all but essential employees due to a mandated stay-at-home order by the State of North Carolina; (2) continuing to process online orders on the Company’s e-commerce website during the closure period, with limited shipping and fulfillment capabilities until state and municipal stay at home orders permit full operations to resume; (3) working with third party partners to enable alternate distribution options, though there may be limited ability to deploy these contingency plans due to global stay-at-home restrictions; (4) furloughing approximately 50% of employees starting April 13, 2020, and funding all health insurance premiums during the furlough for all eligible employees impacted by these measures; (5) implementing temporary salary reductions for all employees, including the Executives; (6) instituting a 50% reduction in fees paid to our Board of Directors; (7) reducing non-payroll expenses, including product development, digital marketing, and travel; and (8) working with advisors to maximize participation in all eligible government or other initiatives available to businesses or employees impacted by the COVID-19 pandemic, such as extending Families First Coronavirus Response Act (FFCRA) benefits to impacted employees and applying for government-subsidized business loans. The Company also extended new 401(k) benefits to assist employees with additional distributions and loan terms during this challenging time. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Amendment to 2015 Employment Agreement, dated April 9, 2020, by and between Charles & Colvard, Ltd. and Suzanne Miglucci

10.2	Amendment to 2017 Employment Agreement, dated April 9, 2020, by and between Charles & Colvard, Ltd. and Clint J. Pete

10.3	Amendment to 2017 Employment Agreement, dated April 9, 2020, by and between Charles & Colvard, Ltd. and Don O’Connell

99.1	Press Release dated April 9, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

April 9, 2020	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer